May 16, 2013


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary
Receipts of
Glencore International
Form F6 File No 333175333


Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act
of 1933, as amended, on
behalf of The Bank of New
York Mellon, as
Depositary for securities
against which American
Depositary Receipts ADRs
are to be issued, we
attach a copy of the new
prospectus Prospectus
reflecting the change in
name from Glencore
International to Glencore
Xstrata plc.
As required by Rule 424e,
the upper right hand
corner of the Prospectus
cover page has a
reference to Rule 424b3
and to the file number of
the registration
statement to which the
Prospectus relates.

Pursuant to Section III B
of the General
Instructions to the Form
F6 Registration
Statement, the Prospectus
consists of the ADR
certificate for Glencore
International.  The
Prospectus has been
revised to reflect the
new name as follows
 Glencore Xstrata plc.
Please contact me with
any questions or comments
at 212 8152221.

Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR Division


Encl.
CC Paul Dudek, Esq.
Office of International
Corporate Finance









Depositary Receipts
101 Barclay Street 22nd
Floor West, New York, NY
10286